Exhibit 10.23

FIRST AMENDMENT TO THE
LIMITED PARTNERSHIP AGREEMENT OF
LEXINGTON/LION VENTURE L.P.

          This FIRST AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT OF LEXINGTON/LION VENTURE L.P., dated and effective as of December 4, 2003 (“Amendment No. 1”), is made and entered into by and among Lexington Corporate Properties Trust, a Maryland real estate investment trust (“LXP”), LXP GP, LLC, a Delaware limited liability company (“LXP GP”), CLPF-LXP/LV, L.P., a Delaware limited partnership (the “Fund”), and CLPF-LXP/Lion Venture GP, LLC, a Delaware limited liability company (the “Fund GP”).

          WHEREAS, Lexington/Lion Venture L.P., a Delaware limited partnership (the “Partnership”) is governed by that certain Limited Partnership Agreement, dated and effective as of October 1, 2003, by and among LXP, as a limited partner of the Partnership, LXP GP, as a general partner of the Partnership, the Fund, as a limited partner of the Partnership, and the Fund GP, as a general partner of the Partnership, (the “Partnership Agreement”);

          WHEREAS, pursuant to Section 12.12 of the Partnership Agreement, the Partnership Agreement may not be amended without the written consent of all of the Partners; and

          WHEREAS, the parties hereto, constituting all of the Partners, desire to amend the Partnership Agreement in the manner set forth herein. Unless otherwise defined, all defined terms used herein shall have such meaning ascribed such terms in the Partnership Agreement.

          NOW, THEREFORE, the Partners, effective for all purposes as of the date hereof, hereby amend the Partnership Agreement as follows.

          1. Amendment to Section 1.1. – Revised Definitions. Section 1.1 of the Partnership Agreement is hereby amended by deleting the definitions of “Net Rents” and “Qualified Property” or “Qualified Properties” in their entirety and replacing them with new definitions of “Net Rents” and “Qualified Property” or “Qualified Properties” which shall read as follows:

“Net Rents” for any period shall mean the base rents, escalations of base rents, percentage rents and other rents (but specifically excluding reimbursement from tenants for Operating Expenses) actually received by the Partnership from all of the tenants of the Qualified Properties during such period.

“Qualified Property” or “Qualified Properties” shall mean (x) the interest of the Partnership in each parcel of real property acquired as provided in Section 3.6 hereof, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith, and (y) subject to the provisions of Section 2.8 hereof, the Malvern Property.

          2. Amendment to Section 1.1. – New Definitions. Section 1.1 of the Partnership Agreement is hereby amended by adding the following new defined terms thereto:

“Malvern GP” shall mean Lexington Malvern Manager LLC, a Delaware limited liability company of which the Partnership is the sole member, which limited liability company is (x) the general partner of the Malvern Owner and (y) an SP Subsidiary.

“Malvern LPs” shall mean, collectively, the Limited Partners, in their capacities as limited partners of the Malvern Owner.

“Malvern Owner” shall mean Lexington Malvern L.P., a Delaware limited partnership of which the Limited Partners are the limited partners and the Malvern GP is the general partner, which limited partnership is the fee owner of the Malvern Property.

“Malvern Owner LP Agreement” shall mean the amended and restated agreement of limited partnership of the Malvern Owner dated as of December 4, 2003.

“Malvern Property” shall mean the premises located at 70 Valley Stream Parkway in Malvern, Pennsylvania, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith.

“Other Partner’s Malvern Interest” shall mean the limited partner interest in the Malvern Owner held by another Partner or its Affiliate.

“Partnership’s Malvern Interest” shall mean 100% of the Partnership’s interest in the Malvern GP.

          3. Amendment to Article II. Article II of the Partnership Agreement is hereby amended by adding a new Section 2.8 thereto which shall read as follows:

2.8 Treatment of the Malvern Property as a Qualified Property.

     (a) It is the intention of the parties that the Malvern Property be regarded a property contributed to the Partnership by LXP pursuant to the terms of that certain Contribution Agreement between LXP and the Fund entered into as of October 22, 2003, as amended as of December 4, 2003, notwithstanding that (i) the Malvern Owner, and not an SP Subsidiary, shall retain ownership of the Malvern Property, and (ii) the Partnership, by virtue of its ownership of the Malvern GP, shall only have an indirect, non-economic interest in the Malvern Property. Accordingly, for purposes of this Agreement (and the agreements and arrangements contemplated by this Agreement), the Partners agree that, subject to the provisions of this Section 2.8, the Malvern Property shall be deemed to be a “Qualified Property” for purposes of this Agreement as of December 4, 2003 and that, without limiting the generality of the foregoing: (i) the Partnership, acting through the Malvern GP, shall manage the Malvern Property and the Malvern Owner in accordance with, and subject to, the provisions of Article III hereof and that the Malvern GP shall obtain the consent of the Fund GP in each instance in which such consent would otherwise have been required if the Malvern Property were owned by the Partnership; (ii) capital contributions made by the Malvern LPs to the Malvern Owner shall be credited toward the Limited Partners’ Capital Commitment requirements under this Agreement; (iii) capital contributions made by the Malvern LPs to the Malvern Owner; Acquisition Fees and Financing Fees paid by the Fund in its capacity as a Malvern LP; and distributions, if any, paid by the Malvern Owner to the Malvern LPs shall be factored into the calculation of “12% IRR” under this Agreement; (iv) the Managing General Partner and the Asset Manager, as applicable, shall be entitled to receive the Acquisition Fee, Financing Fee, Management Fees and Oversight Fees with respect to the Malvern Property; (v) for purposes of Section 3.7, and Section 11.1, the Right of First Refusal and Buy/Sell Property, as applicable, shall be deemed to include the Other Partner’s Malvern Interest and the Partnership’s Malvern Interest; (vi) for purposes of Section 3.8, the total debt of the Partnership shall include any debt related to the Malvern Property; (vii) for purposes of Section 8.3, the Removal Amount shall include the net proceeds from the sale of the Malvern Property; and (viii) for purposes of Section 11.2 and Schedule 5, the average maturity and Fair Market Value tests which are applicable to the Redemption Right granted to the Fund Partners shall include the Malvern Property and the references to “Retained Qualified Properties” and “Proposed Tendered Qualified Properties” shall include, with respect to the Malvern Property, the Other Partner’s Malvern Interest and the Partnership’s Malvern Interest, as applicable.

     (b) Notwithstanding the provisions of clause (a), the Partners agree that while their intent is to treat the Malvern Property as if it were a Qualified Property hereunder, in order to avoid “double counting”, the Partners further acknowledge that: (i) the Partnership shall not call for capital from the Partners, and the Partners shall not make capital contributions to the Partnership, in respect of the Malvern Property, provided, however, that if a Malvern LP fails, with respect to the Malvern Property, to (x) make a required Extraordinary Capital Contribution or Extraordinary Loan (as such terms are defined in the Malvern Owner LP Agreement) or (y) satisfy a claim under the Contribution Agreement, the Default Amount or Claim Amount (as such terms are defined in the Malvern Owner LP Agreement), as the case may be, with respect thereto shall be a Default Amount or Claim Amount, as the case may be, under this Agreement (as well as the Malvern Owner LP Agreement) which results in an adjustment to the Percentage Interests in this Agreement (as well as the Malvern Owner LP Agreement); (ii) the Partners shall not receive distributions from the Partnership in respect of the Malvern Property by virtue of their interests in the Partnership (which distributions shall be payable by the Malvern Owner pursuant to the Malvern Owner LP Agreement); (iii) the Partners shall not be allocated profits and losses (or items thereof) in respect of the Malvern Property by virtue of their interests in the Partnership (which allocations shall be applied by the Malvern Owner pursuant to the Malvern Owner

LP Agreement); (iv) expenses exclusively attributable to the Malvern Property shall not be treated as expenses of the Partnership; (v) revenues generated by the Malvern Property shall not be treated as revenues of the Partnership; and (vi) the Certificate of Limited Partnership of the Malvern Owner, the Malvern Owner LP Agreement, the Certificate of Formation of the Malvern GP and the Limited Liability Company Agreement of the Malvern GP may not be amended without consent of all of the Partners .

          4. Amendment to Section 4.5. Section 4.5 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

4.5 Accountants; Tax Returns.

     (a) The Managing General Partner shall also engage such nationally recognized firm of independent certified public accountants approved by the General Partners as provided in Section 4.9 hereof to review, or to sign as preparer, all federal, state and local tax returns which the Partnership is required to file.

     (b) On or before January 15th of each year, the Managing General Partner shall prepare and distribute to the Partners a statement of the Partnership’s estimated taxable earnings for the prior calendar year.

     (c) The Managing General Partner will furnish to each Partner within ninety (90) days after the end of each calendar year, or as soon thereafter as is practicable, a Schedule K-1 or such other statement as is required by the Internal Revenue Service which sets forth such Partner’s share of the profits or losses and other relevant fiscal items of the Partnership for such fiscal year.

     (d) The Managing General Partner shall deliver to the Partners copies of all federal, state and local income tax returns and information returns, if any, which the Partnership is required to file.

          5. Amendment to Section 6.2(c). Section 6.2(c) of the Partnership Agreement is hereby amended by adding a reference to Section 5.1(f) by adding the words “and Section 5.1(f)”, after the words “Section 5.1(e)”.

          6. Amendment to Section 3.10(c). Section 3.10(c) of the Partnership Agreement is hereby amended by adding the following to the end of the second paragraph therein:

“For the avoidance of doubt, the amounts reserved pursuant to this paragraph shall be set aside in a reserve account for the benefit of the LXP Partners and shall be distributed to the LXP Partners to the extent of any amount remaining in such reserve upon termination of the Partnership.”

          7. Amendment to Section 7.1(a). Section 7.1(a) of the Partnership Agreement is hereby amended by adding a new Section 7.1(a)(iii) thereto which shall read as follows:

“(iii)	Notwithstanding anything to the contrary herein, any amounts credited to the reserve, held for the benefit of the LXP Partners, pursuant to Section 3.10(c) hereof (and not otherwise applied to the LXP Partners’ share of any Capital Call pursuant to such section) shall be distributed to the LXP Partners upon termination of the Partnership.”

          8. Ratification and Confirmation of the Partnership Agreement; No Other Changes. Except as modified by this Amendment No. 1, the Partnership Agreement is hereby ratified and affirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Partnership Agreement, other than as stated above.

          9. Further Assurances. Each of the parties hereto covenants and agrees to promptly take such action, and to cause such party’s affiliates to promptly take such action, as may be reasonably required to effectively carry out the intent and purposes of this Amendment No. 1.

          10. Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

          11. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

     IN WITNESS WHEREOF, this First Amendment to the Limited Partnership Agreement is executed effective as of the date first set forth above.

LXP GP LXP GP LLC
By:	/s/ Patrick Carroll
	Name:	Patrick Carroll
	Title:	Executive Vice President

LXP LEXINGTON CORPORATE PROPERTIES TRUST
By:	/s/ Patrick Carroll
	Name:	Patrick Carroll
	Title:	Executive Vice President

THE FUND GP

CLPF-LXP/LION VENTURE GP, LLC

By: CLPF-LXP/LV, L.P., a Delaware limited
partnership, its sole member
By: CLPF-LXP/LV GP, LLC, a Delaware limited
partnership, its general partner
By: Clarion Lion Properties Fund Holdings, L.P., a
Delaware limited partnership, its sole member
By: CLPF-Holdings, LLC, a Delaware limited liability
company, its general partner
By: Clarion Lion Properties Fund Holdings REIT, LLC,
a Delaware limited liability company, its sole member
By: Clarion Lion Properties Fund, LLC, a Delaware
limited liability company, its managing member
By: Clarion Partners LLC, a New York limited liability
company, its manager

By:	/s/ Stephen B. Hansen
	Name:	Stephen B. Hansen
	Title:	Authorized Signatory

THE FUND

CLPF-LXP/LV, L.P.

By: CLPF-LXP/LV GP, LLC, a Delaware limited
partnership, its general partner
By: Clarion Lion Properties Fund Holdings, L.P., a
Delaware limited
partnership, its sole member
By: CLPF-Holdings, LLC, a Delaware limited liability
company, its general partner
By: Clarion Lion Properties Fund Holdings REIT, LLC,
a Delaware limited liability company, its sole member
By: Clarion Lion Properties Fund, LLC, a Delaware
limited liability company, its managing member
By: Clarion Partners LLC, a New York limited liability
company, its manager

By:	/s/ Stephen B. Hansen
	Name:	Stephen B. Hansen
	Title:	Authorized Signatory